Filed pursuant to Rule 424(b)(5)
Registration No. 333-223336

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED MARCH 7, 2018

Prospectus Supplement

(To Prospectus Dated March 1, 2018)

PNM Resources, Inc.

$                    % Senior Notes due 2021

PNM Resources, Inc. is offering $             aggregate principal amount of its     % Senior Notes due 2021, or the Senior Notes. The Senior Notes will bear interest at     % per year and will mature on                 , 2021. We will pay interest on the Senior Notes semi-annually in arrears on                  and                  of each year, beginning             , 2018.

The Senior Notes will be the senior unsecured obligations of PNM Resources, Inc. and will rank equally in right of payment with all other existing and future senior unsecured indebtedness of PNM Resources, Inc. The Senior Notes are not obligations of, nor guaranteed by, any subsidiaries of PNM Resources, Inc.

We may redeem all or any of the Senior Notes at any time at the redemption price described in this prospectus supplement, plus accrued and unpaid interest.

The Senior Notes are a new issue of securities with no established trading market. No application is being made or is intended to be made for the listing or trading of the Senior Notes on any securities exchange or trading facility or to include them in any automated quotation system.

INVESTING IN THE SENIOR NOTES INVOLVES RISKS. FOR A DESCRIPTION OF THESE RISKS, SEE “RISK FACTORS” ON PAGE S-10 OF THIS PROSPECTUS SUPPLEMENT AND THE RISK FACTORS SECTION OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND IN OUR OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

	Public Offering Price(1)	Underwriting Discount	Proceeds Before Expenses(1)
Per Senior Note	%	%	%
Senior Notes Total	$	$	$

(1) Plus accrued interest from             , 2018, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Senior Notes will be ready for delivery in book-entry form only through The Depository Trust Company and its direct participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on or about             , 2018.

Joint Book-Running Managers

Wells Fargo Securities	MUFG

The date of this prospectus supplement is             , 2018.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the Senior Notes and certain other matters relating to us and our financial condition. The second part, the accompanying base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the Senior Notes we are offering at this time. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent the description of the Senior Notes in the prospectus supplement differs from the description of debt securities in the accompanying base prospectus, you should only rely on the information in the prospectus supplement.

You should rely only on the information contained in this document or to which this document refers you, or in other offering materials filed by us with the Securities and Exchange Commission (“SEC”). We have not authorized anyone, and we have not authorized the underwriters to authorize anyone, to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any different or inconsistent information. This document may only be used where it is legal to sell these securities. The information which appears in this document and which is incorporated by reference in this document may only be accurate as of the date of this prospectus supplement or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement to “PNMR,” “PNM Resources,” “we,” “our” and “us” refer to PNM Resources, Inc. and its subsidiaries. Unless otherwise indicated, financial information included or incorporated by reference herein is for PNM Resources, Inc. and its subsidiaries on a consolidated basis.

Prospectus Supplement

Base Prospectus

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Our Internet address is www.pnmresources.com. The contents of the website are not a part of the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Our filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”, are accessible free of charge at www.pnmresources.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. These reports are also available upon request in print from us free of charge.

We are “incorporating by reference” in this prospectus supplement and the accompanying prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. Our combined filings with the SEC present separate filings by PNMR, Public Service Company of New Mexico (“PNM”) and Texas-New Mexico Power Company (“TNMP”). Information contained therein relating to an individual registrant is filed by that registrant on its own behalf and each registrant makes no representation as to information relating to other registrants. The information we incorporate by reference is considered to be part of this prospectus supplement, unless it is updated or superseded by the information contained in this prospectus supplement or the information we file subsequently with the SEC that is incorporated by reference in this prospectus supplement. We are incorporating by reference the following documents that we have filed with the SEC (except those portions of filings that relate to PNM or TNMP as separate registrants), other than any information in these documents that is deemed not to be “filed” with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 as filed on March 1, 2018;

•	Our Current Reports on Form 8-K as filed on January 19, 2018, February 26, 2018 and March 7, 2018; and

•

All information in our Definitive Proxy Statement on Schedule 14A filed on April 4, 2017, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

We also incorporate by reference into this prospectus supplement any filings we make with the SEC (excluding information furnished under Item 2.02 or 7.01 of Current Reports on Form 8-K) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of the registration statement that contains this prospectus.

You may obtain without charge a copy of any of the documents we incorporate by reference, except for exhibits to such documents which are not specifically incorporated by reference into such documents, by contacting us at PNM Resources, Inc., 414 Silver Ave. SW, Albuquerque, New Mexico, 87102-3289, Attention: Shareholder Services. You may also telephone your request at (505) 241-2868.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and other offering materials contain or incorporate by reference “forward-looking statements,” which you can generally identify by our use of forward-looking words including “believe,” “expect,” “intend,” “may,” “will,” “should,” “could,” “anticipate” or “plan” or the negative or other variations of these terms or comparable terminology, or by discussion of strategies that involve risks and uncertainties. These forward-looking statements relate to future events or our expectations, projections, estimates, intentions, goals, targets, and strategies and are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates, and we assume no obligation to update this information.

Because actual results may differ materially from those expressed or implied by these forward-looking statements, we caution you not to place undue reliance on these statements. Our business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond our control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. These factors include, without limitation:

•

The ability of PNM and TNMP to recover costs and earn allowed returns in regulated jurisdictions, including the impacts of the New Mexico Public Regulation Commission (“NMPRC”) orders in PNM’s Request for a General Increase in Electric Rates Filed by PNM on August 27, 2015 (“NM 2015 Rate Case”) and PNM’s Request for a General Increase in Electric Rates Filed by PNM on December 7, 2016 (“NM 2016 Rate Case”), appeals of those orders, the deferral of the issue of PNM’s prudence of continuation of participation in Four Corners Power Plant to PNM’s next rate case and recovery of PNM’s investments in that plant, and any actions resulting from PNM’s 2017 Integrated Resource Plan (“IRP”) and the impact on service levels for PNM customers if the ultimate outcomes do not provide for the recovery of costs of operating and capital expenditures, as well as other impacts of federal or state regulatory and judicial actions;

•

Our ability to successfully forecast and manage our operating and capital expenditures, including aligning expenditures with the revenue levels resulting from the ultimate outcomes in the NM 2015 Rate Case and NM 2016 Rate Case, including appeals, and TNMP’s rate case anticipated to be filed in May 2018 and supporting forecasts utilized in future test year rate proceedings;

•

The impacts on the electricity usage of customers and consumers due to performance of state, regional, and national economies, energy efficiency measures, weather, seasonality, alternative sources of power, and other changes in supply and demand;

•

Uncertainty surrounding the status of PNM’s participation in jointly-owned generation projects, including the 2022 scheduled expiration of the operational and fuel supply agreements for San Juan Generating Station (“SJGS”), as well as the 2018 required NMPRC filing to determine the extent to which SJGS should continue serving PNM’s retail customers beyond mid-2022 and any actions resulting from PNM’s 2017 IRP, including regulatory recovery of undepreciated investments in the event the NMPRC orders generating facilities to be retired before currently estimated;

•

Uncertainty regarding the requirements and related costs of decommissioning power plants and reclamation of coal mines supplying certain power plants, as well as the ability to recover those costs from customers, including the potential impacts of the order in the NM 2015 Rate Case and the NM 2016 Rate Case, appeals of those orders, and PNM’s 2017 IRP;

•

Uncertainty regarding what actions PNM may take with respect to the generating capacity in Palo Verde Nuclear Generating Station Units 1 and 2, which is under lease, at the expiration of the lease terms in 2023 and 2024, as well as the related treatment of the NMPRC for ratemaking purposes;

•

Our ability to access the financial markets in order to provide financing to repay or refinance debt as it comes due, as well as for ongoing operations and construction expenditures, including disruptions in the capital or credit markets, actions by ratings agencies, and fluctuations in interest rates, including any negative impacts that could result from the ultimate outcome in the NM 2015 Rate Case and the NM 2016 Rate Case, including appeals;

•	The potential unavailability of cash from our subsidiaries due to regulatory, statutory, or contractual restrictions or subsidiary earnings or cash flows;

•	State and federal regulation or legislation relating to environmental matters, the resultant costs of compliance, and other impacts on the operations and economic viability of PNM’s generating plants;

•

State and federal regulatory, legislative, executive, and judicial decisions and actions on ratemaking, tax, including the impacts and related uncertainties of tax reform enacted in 2017, and other matters;

•	Risks related to climate change, including potential financial risks resulting from climate change litigation and legislative and regulatory efforts to limit greenhouse gas emissions;

•	Uncertainty surrounding counterparty credit risk, including financial support provided to facilitate the coal supply and ownership restructuring at SJGS;

•

The performance of generating units, transmission systems, and distribution systems, which could be negatively affected by operational issues, fuel quality, unplanned outages, extreme weather conditions, terrorism, cybersecurity breaches, and other catastrophic events;

•	Employee workforce factors, including cost control efforts and issues arising out of collective bargaining agreements and labor negotiations with union employees;

•	Variability of prices and volatility and liquidity in the wholesale power and natural gas markets;

•

Changes in price and availability of fuel and water supplies, including the ability of the mines supplying coal to PNM’s coal-fired generating units and the companies involved in supplying nuclear fuel to provide adequate quantities of fuel;

•	The risks associated with completion of generation, transmission, distribution, and other projects;

•	Regulatory, financial, and operational risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainties;

•	The risk that the Federal Energy Regulatory Commission rulemakings or lack of additional capacity during peak hours may negatively impact the operation of PNM’s transmission system;

•

The impacts of decreases in the values of marketable securities maintained in trusts to provide for decommissioning, reclamation, pension benefits, and other postretirement benefits, including potential increased volatility resulting from international developments;

•	The effectiveness of risk management regarding commodity transactions and counterparty risk;

•	The outcome of legal proceedings, including the extent of insurance coverage; and

•	Changes in applicable accounting principles or policies.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary contains basic information about this offering. It may not contain all the information that is important to you. The DESCRIPTION OF THE SENIOR NOTES section of this prospectus supplement and the DESCRIPTION OF DEBT SECURITIES section of the accompanying base prospectus contain more detailed information regarding the terms and conditions of the Senior Notes. The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and in the accompanying base prospectus.

PNM Resources

PNM Resources is an investor-owned holding company of energy and energy-related businesses. PNMR’s primary subsidiaries are PNM and TNMP. PNM is an electric utility that provides electric generation, transmission, and distribution service to its rate-regulated customers in New Mexico. TNMP provides regulated transmission and distribution services to various retail electric providers that, in turn, provide retail electric service to consumers within TNMP’s service area in Texas.

Our executive office is located at 414 Silver Ave. SW, Albuquerque, New Mexico 87102-3289, and our telephone number is (505) 241-2700.

The Offering

Issuer	PNM Resources, Inc.

Senior Notes Offered	We are offering $ aggregate principal amount of the Senior Notes. The Senior Notes will bear interest at a rate of % per year. The Senior Notes will mature on , 2021.

The Senior Notes will be represented by one or more global certificates that will be deposited with or held on behalf of and registered in the name of The Depository Trust Company, New York, New York (“DTC”) or its nominee. This means that you will not receive a certificate for your Senior Notes but, instead, will hold your interest through DTC, Euroclear Bank, S.A./N.V. (Euroclear) or Clearstream Banking, société anonyme (Clearstream), if you are a participant in any of these clearing systems, or indirectly through organizations which are participants in these systems. See DESCRIPTION OF THE SENIOR NOTES — Global Clearance and Settlement Procedures on page S-19.

Interest Payment Dates	Interest on the Senior Notes will be payable semi-annually in arrears on and , commencing on , 2018.

Use of Proceeds	We intend to use the net proceeds from this offering to repay PNMR’s $150.0 Million Three-Year Unsecured Term Loan (the “Three-Year Term Loan”) and borrowings under PNMR’s $300.0 Million Unsecured Revolving Credit Facility (the “Revolver”), and any remaining net proceeds will be used for general corporate purposes. See USE OF PROCEEDS on page S-11.

Optional Redemption	We may redeem, at our option, some or all of the Senior Notes at any time prior to the maturity of the Senior Notes at the redemption price described in DESCRIPTION OF THE SENIOR NOTES — Optional Redemption on page S-16, plus accrued and unpaid interest to the Redemption Date.

The Senior Notes are not redeemable at the option of the holder.

Ranking	The Senior Notes will rank equally with all of our other senior unsecured indebtedness, will be senior in right of payment to all our subordinated indebtedness and will be effectively subordinated to our secured debt, if any. The indenture contains no restrictions on the amount of additional indebtedness that we may incur. Additionally, because we are a holding company that conducts all of our operations through our subsidiaries, holders of Senior Notes will generally have a junior position to claims of creditors of our subsidiaries. See DESCRIPTION OF THE SENIOR NOTES — Ranking on page S-15.

No Listing	No application is being made or is intended to be made for the listing or trading of the Senior Notes on any securities exchange or trading facility or to include them in any automated quotation system.

Risk Factors	An investment in the Senior Notes involves risks. See RISK FACTORS on page S-10.

Trustee	MUFG Union Bank, N.A.

Conflicts of Interest	Affiliates of Wells Fargo Securities, LLC and MUFG Securities Americas Inc. will receive at least 5% of the net proceeds of this offering in connection with the repayment of each of the Three-Year Term Loan and the Revolver. See “Use of Proceeds”. Accordingly, this offering is being made in compliance with the requirements of Rule 5121 of Financial Industry Regulatory Authority (“FINRA”).

RISK FACTORS

Your investment in the Senior Notes involves certain risks. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. In addition to the factors described below related to the Senior Notes being offered hereby, we have identified a number of these factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, which are incorporated by reference in this prospectus supplement. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the discussions of risks that we have incorporated by reference before deciding whether an investment in the Senior Notes is suitable for you. See WHERE YOU CAN FIND MORE INFORMATION on page S-4.

If an active trading market does not develop for the Senior Notes, you may not be able to resell them.

The Senior Notes are a new issue of securities with no established trading market. We have not listed and we do not intend to apply for listing of the Senior Notes on any securities exchange or automated dealer quotation system. We can give no assurance that any market will develop for trading of the Senior Notes offered by this prospectus supplement, or, if such a market does develop, the liquidity of any such market. We also cannot provide any assurance of the ability of any investor to sell any of the Senior Notes or the price at which investors may be able to sell them. If a market for trading the Senior Notes does not develop, investors may be unable to resell the Senior Notes. If a market for trading of the Senior Notes does develop, it may not continue or it may not be sufficiently liquid to allow holders to resell any Senior Notes. Consequently, investors may not be able to readily liquidate their investment, and lenders may not readily accept the Senior Notes as collateral for loans.

We may elect to redeem some or all of the Senior Notes prior to the stated maturity, which may adversely affect your return on the Senior Notes.

We may redeem all or a portion of the Senior Notes at our option at any time and from time to time prior to maturity at the redemption price described in DESCRIPTION OF THE SENIOR NOTES — Optional Redemption on page S-16. We may choose to redeem your Senior Notes at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the current interest rate on the Senior Notes being redeemed.

The Senior Notes are unsecured and rank equally with all of our other senior unsecured debt. Furthermore, the claims of holders of the Senior Notes will be structurally subordinated to claims of creditors of our subsidiaries because our subsidiaries will not guarantee any of the Senior Notes.

The Senior Notes are senior unsecured obligations of PNMR exclusively, and not any of our subsidiaries. As a result, the Senior Notes (i) will rank equally with all of PNMR’s other senior unsecured indebtedness and (ii) would be effectively subordinated to any of secured indebtedness we may issue in the future.

Furthermore, the Senior Notes will not be guaranteed by any of our subsidiaries. Accordingly, none of our subsidiaries are currently, and may not become, obligated to pay any amounts due pursuant to the Senior Notes, or to make any funds available therefor. Consequently, claims of holders of the Senior Notes will be structurally subordinated to the claims of creditors of these subsidiaries, including trade creditors. As a result, in the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, such subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

As a holding company, substantially all of our business is conducted through our subsidiaries, which are separate and distinct legal entities. Therefore, our ability to service our indebtedness, including the Senior Notes, is dependent on the earnings and the distribution of funds (whether by dividend, distribution or loan) from our subsidiaries. None of our subsidiaries is obligated to make funds available to us for payment on the Senior Notes. We cannot assure you that the agreements governing the existing and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the Senior Notes when due. The indenture pursuant to which the Senior Notes will be issued does not place any limit on the amount of senior indebtedness that we may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that our subsidiaries may issue, guarantee or otherwise incur. We expect that our subsidiaries will from time to time incur additional indebtedness and other liabilities that will be senior to the Senior Notes. As of December 31, 2017, our subsidiary PNM had $11.5 million aggregate stated value of cumulative preferred stock outstanding and $1,705.7 million aggregate principal amount of short-term and long-term debt outstanding, all of which was unsecured. As of December 31, 2017, our subsidiary TNMP had $465.5 million aggregate principal amount of secured short-term and long-term debt outstanding.

USE OF PROCEEDS

We estimate the net proceeds from the sale of the Senior Notes offered hereby will be approximately $             after deducting the underwriting discount and our estimated offering expenses for the Senior Notes.

We intend to use the net proceeds from this offering to repay the Three-Year Term Loan (which matures on June 8, 2018) and borrowings under the Revolver (which matures on October 31, 2022), and any remaining net proceeds will be used for general corporate purposes. As of December 31, 2017, our borrowings under the Three-Year Term Loan totaled $150.0 million at a weighted average interest rate of 2.34% (which rate is effectively fixed at 1.927% after accounting for PNMR’s hedging arrangements) and our borrowings under the Revolver totaled $165.6 million at a weighted average interest rate of 2.76%. Certain of the underwriters or their affiliates are lenders under the Three-Year Term Loan and the Revolver and, accordingly, may receive a portion of the proceeds from the offering of Senior Notes. See CAPITALIZATION on page S-12 and UNDERWRITING (CONFLICTS OF INTEREST) on page S-23.

CAPITALIZATION

The table below shows our unaudited capitalization on a consolidated basis as of December 31, 2017. The “As Adjusted” column reflects our capitalization after giving effect to this offering of Senior Notes and the intended use of the net proceeds from this offering.

You should read this table along with our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2017. See WHERE YOU CAN FIND MORE INFORMATION on page S-4 and USE OF PROCEEDS on page S-11.

	December 31, 2017
	(in thousands)
	Actual	As Adjusted
Short-term debt	$305,400	$
Current installments of long-term debt	256,895

Total short-term debt and current installments of long-term debt	562,295

Long-term debt, excluding current installments:
Senior Notes offered hereby(1)	—
Other long-term debt, including unamortized premiums, discounts and issuance costs	2,180,750

Total long-term debt, excluding current installments	2,180,750

PNMR common stockholders’ equity:
Common stock issued and outstanding	1,157,665
Accumulated other comprehensive income (loss), net of income taxes	(95,940)
Retained earnings	633,528

Total PNMR common stockholders’ equity	1,695,253

Total capitalization	$4,438,298	$

(1)	Aggregate principal amount of Senior Notes offered hereby.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our Ratio of Earnings to Fixed Charges for the periods indicated:

	Year Ended December 31,
	2017		2016		2015		2014		2013
Ratio of earnings to fixed charges	2.45	[1]	2.26	[2]	1.16	[3]	2.41	[4]	2.20	[5]

(1)	Earnings before income taxes and non-controlling interest for the year ended December 31, 2017 includes a pre-tax loss of $27.0 million due to the write-off of regulatory disallowances and restructuring costs at PNM. If that loss was excluded, the Ratio of Earnings to Fixed Charges would have been 2.65 for 2017.

(2)	Earnings before income taxes and non-controlling interest for the year ended December 31, 2016 includes a pre-tax loss of $15.0 million due to the write-off of regulatory disallowances and restructuring costs at PNM. If that loss was excluded, the Ratio of Earnings to Fixed Charges would have been 2.37 for 2016.

(3)	Earnings before income taxes and non-controlling interest for the year ended December 31, 2015 includes a pre-tax loss of $167.5 million due to the write-off of regulatory disallowances and restructuring costs at PNM. If that loss was excluded, the Ratio of Earnings to Fixed Charges would have been 2.50 for 2015.

(4)	Earnings before income taxes and non-controlling interest for the year ended December 31, 2014 includes a pre-tax loss of $1.1 million due to the write-off of regulatory disallowances at PNM. If that loss was excluded, the Ratio of Earnings to Fixed Charges would have been 2.42 for 2014.

(5)	Earnings before income taxes and non-controlling interest for the year ended December 31, 2013 includes a pre-tax loss of $12.2 million due to the write-off of regulatory disallowances at PNM. If that loss was excluded, the Ratio of Earnings to Fixed Charges would have been 2.29 for 2013.

DESCRIPTION OF THE SENIOR NOTES

We will issue the Senior Notes as a separate series of debt securities under an indenture dated as of March 15, 2005, between us and MUFG Union Bank, N.A. (formerly known as Union Bank, N.A.) (ultimate successor to JPMorgan Chase Bank, N.A.), as Trustee, as supplemented and amended and to be further supplemented and amended by the third supplemental indenture to be dated as of March     , 2018, between us and the Trustee. The Senior Notes initially will be issued in an aggregate principal amount of $             million. The Senior Notes will not be subject to a sinking fund provision. The Senior Notes will mature and become due and payable on             , 2021. The Senior Notes will be issued in the form of one or more global notes registered in the name of DTC or its nominee, as described below under DESCRIPTION OF THE SENIOR NOTES — Book-Entry Issuance.

The following description is a summary of the material provisions of the Senior Notes, the indenture and the third supplemental indenture. These descriptions do not restate the indenture and the third supplemental indenture in their entirety. We urge you to read the indenture and the third supplemental indenture because they, and not this description, define your rights as a holder of the Senior Notes. We have incorporated by reference a copy of the indenture into the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

The Senior Notes are “debt securities” as that term is used in the accompanying prospectus. The description of the Senior Notes in this prospectus supplement replaces the description of the general provisions of the debt securities and the indenture in the accompanying prospectus to the extent that the following description is inconsistent with those provisions.

In this DESCRIPTION OF THE SENIOR NOTES, references to the indenture mean the indenture as supplemented and amended by the third supplemental indenture creating the Senior Notes. We will file the third supplemental indenture as an exhibit to a current report on Form 8-K.

General

The Senior Notes:

•	will be unsecured senior indebtedness of PNM Resources, Inc.;

•	will be senior in right of payment to all our future subordinated indebtedness;

•	will rank equally in right of payment with all our existing and future senior indebtedness;

•	will not be subject to any sinking fund; and

•	will be issued only in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Senior Notes will be initially limited to $             million aggregate principal amount. We may issue additional notes of this series in the future without the consent of the existing holders. Any such additional notes will have the same terms (except for the issue date, initial public offering price and, if applicable, the initial interest payment date), as the Senior Notes being offered by this prospectus supplement. If issued, these additional notes will become part of the same series as the Senior Notes being offered by this prospectus supplement, provided that if such additional notes are not fungible with the Senior Notes being offered by this prospectus supplement for U.S. federal income tax purposes, such additional notes will be issued with a separate CUSIP number. Holders of the Senior Notes and any additional notes will be treated as a single class for all purposes under the indenture, including waivers, amendments and redemption.

Maturity, Interest and Principal Payments

The Senior Notes will mature on             , 2021. Interest on the Senior Notes will accrue at the rate of     % per annum from            , 2018. Interest on the Senior Notes will be payable semi-annually in arrears on

                 and                  of each year, commencing             , 2018, to noteholders of record on the close of business on                and                of each year. Interest will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any interest payment date would otherwise fall on a day that is not a business day, that interest payment will be postponed to the next business day and no interest or other payment will accrue as a result of that postponement. Principal of, premium, if any, and interest on the Senior Notes will be payable, and the Senior Notes will be transferable, at our office or agency in the City of Los Angeles, California maintained for those purposes, which initially will be the corporate trust office or agency of MUFG Union Bank, N.A. maintained in Los Angeles, California. We will not impose any service charge for any transfer, exchange or redemption of Senior Notes, but we or the Trustee may require payment of any tax or other governmental charge that may be payable in connection with transfers or exchanges.

Ranking

The Senior Notes will be our direct, senior and unsecured general obligations and will rank without preference or priority among themselves and equally with all of our existing and future unsubordinated and unsecured debt and will be effectively subordinated to the claims of holders of any future secured debt with respect to the collateral securing such claims. The Senior Notes will be senior in right of payment to any future subordinated unsecured debt that we may incur. As of December 31, 2017, we, exclusive of our subsidiaries, had $565.7 million aggregate principal amount of short-term and long-term unsecured debt and no secured debt outstanding.

We are a holding company and conduct substantially all of our operations through subsidiaries. However, the Senior Notes will be obligations exclusively of PNM Resources, Inc. and will not be guaranteed by any of our subsidiaries, including PNM. As a result, the Senior Notes will be structurally subordinated to all debt and other liabilities of our subsidiaries, which means that creditors of our subsidiaries and preferred stockholders of our subsidiaries will be paid from their assets before holders of the Senior Notes would have any claims to those assets. As of December 31, 2017, our subsidiary PNM had $11.5 million aggregate stated value of cumulative preferred stock outstanding and $1,705.7 million aggregate principal amount of short-term and long-term debt outstanding, all of which was unsecured. As of December 31, 2017, our subsidiary TNMP had $465.5 million aggregate principal amount of secured short-term and long-term debt outstanding.

As a holding company, our cash flows and consequent ability to service our debt, including the Senior Notes, are dependent upon the earnings of our subsidiaries and distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of intercompany indebtedness) to us or to otherwise pay amounts due with respect to the Senior Notes or to make specific funds available for such payments. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. Specifically, the NMPRC has placed certain restrictions on the ability of PNM to pay dividends to us, including that PNM cannot pay dividends that cause its debt rating to fall below investment grade. The NMPRC has also restricted PNM from paying dividends in any year, as determined on a rolling four-quarter basis, in excess of net earnings without prior NMPRC approval. PNM is permitted to pay dividends to us from prior equity contributions made by us. Additionally, PNM has various financial covenants that limit the transfer of assets, through dividends or other means and the Federal Power Act imposes certain restrictions on dividends paid by public utilities, including that dividends cannot be paid from paid-in capital. See “Risk Factors” in our most recent Form 10-K. As of December 31, 2017, PNM had $254.3 million of retained earnings, of which $246.1 million was not subject to dividend restrictions, and TNMP had $130.2 million of retained earnings, none of which was subject to dividend restrictions.

Except as described below under DESCRIPTION OF THE SENIOR NOTES — Limitation on Liens on Stock of Certain Subsidiaries, the indenture under which the Senior Notes will be issued will not limit our ability to issue or incur other debt or liabilities (secured or unsecured) or issue preferred stock. In addition, the indenture will not contain provisions that afford holders of the Senior Notes protection in the event of a highly leveraged transaction or other similar transaction involving us that may adversely affect the holders.

Optional Redemption

We may redeem the Senior Notes at our option, in whole or in part at any time and from time to time prior to the maturity date, at a redemption price equal to the greater of (1) 100% of the principal amount of the Senior Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes being redeemed (excluding the portion of any such interest accrued to but excluding the date of redemption) discounted (for purposes of determining present value) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus                  basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“remaining life”) of the Senior Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life of the Senior Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average as determined by us of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if we obtain fewer than four of such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means a primary U.S. Government securities dealer or dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at or before 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

We will mail or, in the case of Senior Notes held in the form of global securities, give to DTC or its nominee in accordance with DTC’s applicable procedures, a notice of redemption at least 20 days but not more than 60 days before a redemption date to each holder of Senior Notes to be redeemed.

The Trustee has no responsibility for any calculation or determination in respect of the establishment of the redemption price of the Senior Notes and shall be entitled to receive and rely conclusively upon an Officers’ Certificate (as such term is defined in the base indenture) that states the redemption price.

Limitation upon Liens on Stock of Certain Subsidiaries

For so long as any Senior Notes remain outstanding, we will not create or incur or allow any of our subsidiaries to create or incur any pledge or security interest on any of the capital stock of a Public Utility Subsidiary held by us or one of our subsidiaries or a Significant Subsidiary; provided, that, so long as any

Existing Indebtedness includes a Burdensome Agreements Covenant, this limitation will not apply in the case of any liens created, incurred, assumed or existing on our property in favor of the agent or the lenders under such Existing Indebtedness.

For purposes of this covenant:

“Burdensome Agreements Covenant” means a covenant that restricts PNMR and its subsidiaries from entering into any contractual obligation that prohibits the ability of PNMR to create, incur, assume or suffer to exist liens on its property in favor of the agent or the lenders under the Existing Indebtedness.

“Existing Indebtedness” means any instrument or agreement governing indebtedness (including any guarantees) of PNMR existing as of the date of the issuance of the Senior Notes, including any amendment, restatement, supplement, modification, renewal, replacement in any matter or refinancing thereof in whole or in part from time to time.

“Public Utility Subsidiary” means, at any particular time, a direct or indirect subsidiary of ours that, as a substantial part of its business, distributes or transmits electric energy to retail or wholesale customers at rates or tariffs that are regulated by either a state or Federal regulatory authority.

“Significant Subsidiary” means, at any particular time, any direct subsidiary of ours whose consolidated gross assets or consolidated gross revenues (having regard to our direct beneficial interest in the shares, or the like, of that subsidiary) represent at least 25% of our consolidated gross assets or our consolidated gross revenues.

Limitation on Mergers and Sale of Assets

For so long as any Senior Notes remain outstanding, we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets substantially as an entirety to any entity, unless the surviving or successor entity is organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and it expressly assumes our obligations on all debt securities and under the indenture.

Book-Entry Issuance

We will issue the Senior Notes in the form of one or more fully registered global securities. The global securities will be deposited with the Trustee under the indenture as custodian for the depositary, which will be DTC, and registered in the name of the depositary or its nominee.

Unless and until it is exchanged in whole or in part for the individual Senior Notes it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee of the depositary to the depositary or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

Investors may hold their beneficial interests in the global securities directly through the depositary if they have an account with the depositary or indirectly through organizations that have accounts with the depositary.

The following is based on information furnished to us by DTC:

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

Purchases of the Senior Notes under the DTC system must be made by or through Direct Participants, who will receive a credit for the Senior Notes on DTC’s records. The ownership interest of each actual purchaser of each note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Senior Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Senior Notes, except in the event that use of the book-entry system for the Senior Notes is discontinued.

To facilitate subsequent transfers, all Senior Notes deposited by Direct Participants with the Trustee on behalf of DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Senior Notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Senior Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Senior Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all the Senior Notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in the Senior Notes to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Senior Notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Senior Notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Payments of redemption proceeds, principal of and interest on the Senior Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the Company or its agent on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with Senior Notes held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Company or the Trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Company or its agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the Senior Notes at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, if a successor securities depository is not obtained, security certificates are required to be printed and delivered.

The Company may decide to discontinue use of the system of book-entry only transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

We have no responsibility for the performance by DTC or its Participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations.

Global Clearance and Settlement Procedures

Secondary market trading between Clearstream Banking, société anonyme, Luxembourg (“Clearstream”) participants and/or Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”) participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream participants or Euroclear system participants on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear system participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of Senior Notes received in Clearstream or the Euroclear system as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Senior Notes settled during such processing will be reported to the relevant Euroclear system participant or Clearstream participant on such business day. Cash received in Clearstream or the Euroclear system as a result of sales of the Senior Notes by or through a Clearstream participant or a Euroclear system participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or the Euroclear system cash account only as of the business day following settlement in DTC.

The Trustee

The Trustee under the indenture as supplemented and amended and to be further supplemented and amended by the third supplemental indenture is MUFG Union Bank, N.A. MUFG Securities Americas Inc., an affiliate of MUFG Union Bank, N.A., is an underwriter in this offering, and MUFG Union Bank, N.A. acts, and may act, as trustee under our and/or our affiliates’ other various indentures and trusts. Pursuant to the Trust Indenture Act of 1939, as amended, if a default were to occur with respect to the Senior Notes, the Trustee might be deemed to have a conflicting interest by virtue of being an affiliate of one of the underwriters of the Senior Notes. If so deemed, the Trustee would be required to eliminate the conflicting interest or, subject to such Act, resign within 90 days, unless the default were cured, waived or otherwise eliminated. We and our affiliates also maintain credit and liquidity facilities and conduct other banking transactions with affiliates of the Trustee in the ordinary course of our businesses.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

This discussion summarizes certain material U.S. federal income tax considerations relating to the Senior Notes applicable to Non-U.S. Holders (as defined below). This discussion only applies to Senior Notes that are held as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the Code), and that are purchased in the initial offering at the initial offering price, by Non-U.S. Holders (as defined below). This discussion is based on interpretations of the Code, Treasury regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the U.S. federal income tax consequences described herein. This discussion does not deal with all of the U.S. federal income tax consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances or to investors subject to special treatment under U.S. federal income tax laws, nor does it deal with the tax consequences under the laws of any foreign, state or local taxing jurisdictions. Accordingly, prospective investors are urged to consult their own tax advisers with respect to the U.S. federal, state and local tax consequences of investing in the Senior Notes, as well as any consequences arising under the laws of any other taxing jurisdiction to which they may be subject.

As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of Senior Notes that is, for U.S. federal income tax purposes:

•	a nonresident alien individual (but not a U.S. expatriate),

•

a foreign corporation (or any other foreign entity treated as a corporation for U.S. federal income tax purposes) other than a “controlled foreign corporation” or a “passive foreign investment company,”

•	an estate whose income is not subject to U.S. federal income tax on a net income basis, or

•

a trust if (x)(i) no court within the United States is able to exercise primary jurisdiction over its administration or (ii) if no U.S. persons have the authority to control all of its substantial decisions, and (y) that does not have a valid election in effect under the applicable Treasury regulations to be treated as a United States person, as defined under the Code.

If a partnership (or any entity treated as such for U.S. federal income tax purposes) holds Senior Notes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partners of a partnership holding Senior Notes should consult their own tax advisers.

Subject to the discussions below of backup withholding and the Foreign Account Tax Compliance Act, interest payments on the Senior Notes to Non-U.S. Holders generally will not be subject to U.S. federal income or withholding tax if the following conditions are satisfied:

•

the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of the Company’s stock entitled to vote within the meaning of Section 871(h)(3) of the Code,

•	the Non-U.S. Holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to the Company through actual or constructive ownership,

•	the Non-U.S. Holder is not a bank whose receipt of interest on the Senior Notes is described in Section 881(c)(3)(A) of the Code,

•

such interest is not effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (or, in the case of an applicable income tax treaty, is not attributable to a permanent establishment or a fixed base that the Non-U.S. Holder maintains in the United States), and

•

either (a) the Non-U.S. Holder provides a correct, complete and executed Internal Revenue Service (IRS) Form W-8BEN, Form W-8BEN-E, Form W-8EXP or Form W-8IMY (or suitable successor or substitute form) with all of the attachments required by the IRS or (b) the Non-U.S. Holder holds its Senior Notes through a qualified intermediary (generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS), which has provided an IRS Form W-8IMY (or suitable successor or substitute form) stating that it is a qualified intermediary and has received documentation upon which it can rely to treat the payment as made to a foreign person.

If any of the conditions described above are not satisfied, interest on the Senior Notes will be subject to a 30% withholding tax when paid, unless either the Non-U.S. Holder provides a correct, complete and executed IRS Form W-8BEN or Form W-8BEN-E claiming that an income tax treaty reduces or eliminates the tax, or the interest is effectively connected with the conduct of a U.S. trade or business and the Non-U.S. Holder provides a correct, complete and executed IRS Form W-8ECI. In the latter event, Non-U.S. Holders will generally be subject to U.S. federal income tax with respect to all income from the Senior Notes in the same manner as a United States person, as defined under the Code. In addition, Non-U.S. Holders that are corporations could be subject to a branch profits tax on such income.

Subject to the discussions below of backup withholding and the Foreign Account Tax Compliance Act, in general, gain realized on the sale, exchange or other taxable disposition of the Senior Notes by a Non-U.S. Holder generally will not be subject to U.S. federal income tax, unless:

•

the gain with respect to the Senior Notes is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or a fixed base that the Non-U.S. Holder maintains in the U.S.), in which case the gain will be taxed in the same manner as interest that is effectively connected to such trade or business, or

•

the Non-U.S. Holder is a nonresident alien individual who holds the Senior Notes as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale or other disposition of the Senior Notes and certain other conditions are satisfied.

Backup withholding will not be required with respect to interest paid to Non-U.S. Holders, so long as the applicable withholding agent has received from the Non-U.S. Holder a correct and complete IRS Form W-8BEN, Form W-8BEN-E, Form W-8ECI, Form W-8EXP or Form W-8IMY (or suitable successor or substitute form) with all of the attachments required by the IRS and provided that the withholding agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a United States person, as defined under the Code. Interest paid to a Non-U.S. Holder will be reported on IRS Form 1042-S, which is filed with the IRS and sent to Non-U.S. Holders.

Information reporting and backup withholding may apply to the proceeds of a sale of Senior Notes by a Non-U.S. Holder made within the United States or conducted through certain U.S. related financial intermediaries, unless the payor receives one of the IRS tax forms described above and provided that the payor does not have actual knowledge or reason to know that the Non-U.S. Holder is a United States person, as defined under the Code.

Backup withholding is not an additional tax and may be refunded (or credited against a Non-U.S. Holder’s U.S. federal income tax liability, if any), provided that the required information is timely furnished to the IRS. The information reporting requirements may apply regardless of whether withholding is required. For Non-U.S. Holders, copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

Foreign Account Tax Compliance Act

Under the “Foreign Account Tax Compliance Act” (FATCA) and guidance issued by the IRS, a U.S federal withholding tax of 30% generally will apply to (1) interest on a debt obligation, including a Senior Note, and (2) the gross proceeds from the sale, exchange or other taxable disposition of a debt obligation, including a Senior Note, after December 31, 2018, paid to certain non-United States entities (including, in some circumstances, where such an entity is acting as an intermediary) that fail to comply with certain certification and information reporting requirements. Prospective holders of Senior Notes should consult their own tax advisers regarding the effect, if any, of the FATCA rules for them based on their particular circumstances.

UNDERWRITING (CONFLICTS OF INTEREST)

Wells Fargo Securities, LLC and MUFG Securities Americas Inc. are acting as joint book-running managers and representatives of the underwriters named below in connection with the offering of the Senior Notes.

Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus supplement (“Underwriting Agreement”), the underwriters named below have severally and not jointly agreed to purchase, and we have agreed to sell to them, the principal amounts of the Senior Notes set forth opposite their names below:

Name	Principal Amount of the Senior Notes
Wells Fargo Securities, LLC	$
MUFG Securities Americas Inc.
Total	$

The Underwriting Agreement provides that the obligation of the several underwriters to purchase and pay for the Senior Notes is subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to take and pay for all of the Senior Notes if any are taken.

The underwriters initially propose to offer the Senior Notes directly to the public at the respective public offering prices set forth on the cover page of this prospectus supplement. The underwriters may also offer part of the Senior Notes to certain dealers at prices that represent a concession not in excess of     % of the principal amount of the Senior Notes. The underwriters may allow, and any such dealers may reallow, a concession to certain other dealers not to exceed     % of the principal amount of the Senior Notes. After the initial offering of the Senior Notes, the offering prices and other selling terms may from time to time be varied by the underwriters. The offering of the Senior Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We estimate that the total expenses of the offering of the Senior Notes, not including the underwriting discount, will be approximately $797,000.

We have agreed to indemnify each of the underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Senior Notes are a new issue of securities with no established trading market. No application is being made or is intended to be made for the listing or trading of the Senior Notes on any securities exchange or trading facility or to include them in any automated quotation system, but have been advised by the underwriters that they intend to make a market in the Senior Notes. The underwriters are not obligated, however, to do so and may discontinue their market making at any time without notice. No assurance can be given as to the development, maintenance or liquidity of the trading market, if any, for the Senior Notes.

In order to facilitate the offering of the Senior Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Senior Notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the Senior Notes for the underwriters. In addition, to cover overallotments or to stabilize the price of the Senior Notes, the underwriters may bid for, and purchase, the Senior Notes in the open market. Finally, the underwriters may reclaim selling concessions allowed to a dealer for distributing the Senior Notes in the offering, if they repurchase previously distributed Senior Notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price for the Senior Notes above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

The underwriters and their affiliates have, from time to time, performed, and currently perform and may in the future perform various investment or commercial banking, lending, trust and financial advisory services for us and our affiliates in the ordinary course of business.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain other of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Senior Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Senior Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The Trustee under the indenture as supplemented and amended and to be further supplemented and amended by the third supplemental indenture is MUFG Union Bank, N.A. MUFG Securities Americas Inc., an affiliate of MUFG Union Bank, N.A., is an underwriter in this offering, and MUFG Union Bank, N.A. acts, and may act, as trustee under our and/or our affiliates’ other various indentures and trusts. We and our affiliates also maintain credit and liquidity facilities and conduct other banking transactions with affiliates of the Trustee in the ordinary course of our businesses.

Selling Restrictions

PRIPPs Regulations / Prohibition of sales to EEA retail investors

The Senior Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Senior Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Senior Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus has been prepared on the basis that any offer of Senior Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Senior Notes. This prospectus is not a prospectus for the purposes of the Prospectus Directive.

United Kingdom

Each underwriter has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of the Senior Notes in circumstances in which Section 21(1) of such act does not apply to us and it has complied and will comply with all applicable provisions of such act with respect to anything done by it in relation to the Senior Notes in, from or otherwise involving the United Kingdom.

Hong Kong

The Senior Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Senior Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Senior Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Senior Notes may not be circulated or distributed, nor may the Senior Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Senior Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Senior Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The Senior Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Senior Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Canada

The Senior Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Senior Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Taiwan

The Senior Notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors) but may not be offered or sold in Taiwan.

Switzerland

The Senior Notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Senior Notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company, the Senior Notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of Senior Notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of Senior Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Senior Notes.

United Arab Emirates

The Senior Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Conflicts of Interest

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. Additionally, under the Three-Year Term Loan, an affiliate of Wells Fargo Securities, LLC is a lead arranger, administrative agent and lender and an affiliate of MUFG Securities Americas Inc. is a lender, and under the Revolver, an affiliate of Wells Fargo Securities, LLC is a joint lead arranger, administrative agent and lender and an affiliate of MUFG Securities Americas Inc. is a joint lead arranger, syndication agent and lender. Affiliates of Wells Fargo Securities, LLC and MUFG Securities Americas Inc. will receive at least 5% of the net proceeds of this offering in connection with the repayment of each of the Three-Year Term Loan and Revolver. See USE OF PROCEEDS. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering. Wells Fargo Securities, LLC and MUFG Securities Americas Inc. will not confirm sales of the Senior Notes to any account over which they exercise discretionary authority without the prior written approval of the customer.

The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of our securities or financial instruments, including potentially the Senior Notes and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Senior Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Senior Notes offered hereby.

LEGAL MATTERS

Certain legal matters in connection with the offering of the Senior Notes will be passed upon for us by Leonard D. Sanchez, Esq., Associate General Counsel of PNMR, and Troutman Sanders, LLP, and for the underwriters by Simpson Thacher & Bartlett LLP. As of December 31, 2017, Mr. Sanchez held 5,206 shares of PNMR common stock (pursuant to the vesting of restricted stock rights) and 1,995 restricted stock rights (which vest in equal annual installments over a three-year period from the respective grant date.

EXPERTS

The consolidated financial statements and schedules of PNM Resources, Inc. as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Prospectus

Debt Securities

Common Stock

Preferred Stock

Warrants

Securities Purchase Contracts

Units

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, offer, issue and sell debt securities, shares of our common stock, shares of our preferred stock, warrants, securities purchase contracts or units, which we collectively refer to as the “securities”. We may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering.

This prospectus describes some of the general terms that may apply to the securities. The specific terms of any securities to be offered will be described in supplements to this prospectus. The prospectus supplements also may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you make your investment decision.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents or a combination of these methods. The names of any underwriters or agents participating in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 25 of this prospectus.

Investing in our securities involves risks. See “Risk Factors” on page 4 and “Forward Looking Statements” on page 5 for information on certain risks related to the purchase of any securities.

Our common stock is quoted on the New York Stock Exchange under the symbol “PNM.”

Our executive office is located at 414 Silver Ave. SW, Albuquerque, New Mexico 87102, and our telephone number is (505) 241-2700.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2018.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell the securities, we will describe in a supplement to this prospectus the specific terms of that offering. The applicable prospectus supplement also may add, update or change information in this prospectus. Please carefully read both this prospectus and the applicable prospectus supplement, together with the documents that are incorporated by reference herein that are described under “Where You Can Find More Information,” before investing in the securities. In particular, you should carefully consider the risks and uncertainties described under the section titled “Risk Factors” or otherwise included in any applicable prospectus supplement or incorporated by reference in this prospectus before you decide whether to purchase the securities.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus and any accompanying prospectus supplement to “PNMR,” “PNM Resources,” “we,” “our” and “us” refer to PNM Resources, Inc. and its subsidiaries. Unless otherwise indicated, financial information included or incorporated by reference herein and in any accompanying prospectus supplement is for PNM Resources, Inc. and its subsidiaries on a consolidated basis.

This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to in this prospectus have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Pursuant to the registration statement of which this prospectus is a part, we may offer, issue and sell securities as set forth on the cover page of this prospectus. Because we are a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” we may add to and offer additional securities, including securities held by security holders, by filing a prospectus supplement with the SEC at the time of the offer.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplements and any free writing prospectus prepared by or on behalf of us. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any free writing prospectuses and the documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Our Internet address is www.pnmresources.com. The contents of the website are not a part of the registration statement of which this prospectus is a part. Our filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”, are accessible free of charge at www.pnmresources.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. These reports are also available upon request in print from us free of charge.

We are “incorporating by reference” in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. Our combined filings with the SEC present separate filings by PNMR, Public Service Company of New Mexico (“PNM”) and Texas-New Mexico Power Company (“TNMP”). Information contained therein relating to an individual registrant is filed by that registrant on its own behalf and each registrant makes no representation as to information relating to other registrants. The information we incorporate by reference is considered to be part of this prospectus, unless it is updated or superseded by the information contained in this prospectus or the information we file subsequently with the SEC that is incorporated by reference in this prospectus or a prospectus supplement. We are incorporating by reference the following documents that we have filed with the SEC (except those portions of filings that relate to PNM or TNMP as separate registrants), other than any information in these documents that is deemed not to be “filed” with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 as filed on March 1, 2018;

•	Our Current Reports on Form 8-K as filed on January 19, 2018 and February 26, 2018;

•	All information in our Definitive Proxy Statement on Schedule 14A filed on April 4, 2017, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016; and

•	The description of our common stock contained in our Current Report on Form 8-K filed on December 31, 2001 and any amendment or report filed for the purpose of updating such description, including our Current Reports on Form 8-K as filed on August 17, 2006, November 21, 2008 and August 9, 2012.

We also incorporate by reference into this prospectus any filings we make with the SEC (excluding information furnished under Item 2.02 or 7.01 of Current Reports on Form 8-K) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of the registration statement that contains this prospectus.

You may obtain without charge a copy of any of the documents we incorporate by reference, except for exhibits to such documents which are not specifically incorporated by reference into such documents, by contacting us at PNM Resources, Inc., 414 Silver Ave. SW, Albuquerque, New Mexico, 87102-3289, Attention: Shareholder Services. You may also telephone your request at (505) 241-2868.

PNM RESOURCES, INC.

PNM Resources is an investor-owned holding company of energy and energy-related businesses. PNMR’s primary subsidiaries are PNM and TNMP. PNM is an electric utility that provides electric generation, transmission, and distribution service to its rate-regulated customers in New Mexico. TNMP provides regulated transmission and distribution services to various retail electric providers that, in turn, provide retail electric service to consumers within TNMP’s service area in Texas.

Our executive office is located at 414 Silver Ave. SW, Albuquerque, New Mexico 87102-3289, and our telephone number is (505) 241-2700.

RISK FACTORS

Investing in the securities involves risk. Please carefully consider the specific risks set forth under the section entitled “Risk Factors” in our Annual Report on Form 10-K and other reports filed with the SEC, which are all incorporated by reference in this prospectus, and in the applicable prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus or the applicable supplement to this prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations, financial results and the value of our securities.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus or other offering materials may contain or incorporate by reference “forward-looking statements,” which you can generally identify by our use of forward-looking words including “believe,” “expect,” “intend,” “may,” “will,” “should,” “could,” “anticipate” or “plan” or the negative or other variations of these terms or comparable terminology, or by discussion of strategies that involve risks and uncertainties. These forward-looking statements relate to future events or our expectations, projections, estimates, intentions, goals, targets, and strategies and are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates, and we assume no obligation to update this information.

Because actual results may differ materially from those expressed or implied by these forward-looking statements, we caution you not to place undue reliance on these statements. Our business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond our control, that can cause actual results to differ from those expressed or implied by the forward-looking statements.

Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements are listed under “Risk Factors” in a prospectus supplement and may also be found in our periodic reports filed with the SEC at www.sec.gov.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our Ratio of Earnings to Fixed Charges for the periods indicated:

	Year Ended December 31,
	2017		2016		2015		2014		2013
Ratio of earnings to fixed charges[1]	2.45	[2]	2.26	[3]	1.16	[4]	2.41	[5]	2.20	[6]

(1)	For the periods shown, we had neither issued any shares of, nor paid any dividends on, preferred stock. Accordingly, the ratios of earnings to fixed charges and preferred stock dividends are not presented because they are identical to the ratios of earnings to fixed charges for each of the periods.
(2)	Earnings before income taxes and non-controlling interest for the year ended December 31, 2017 includes a pre-tax loss of $27.0 million due to the write-off of regulatory disallowances and restructuring costs at PNM. If that loss was excluded, the Ratio of Earnings to Fixed Charges would have been 2.65 for 2017.
(3)	Earnings before income taxes and non-controlling interest for the year ended December 31, 2016 includes a pre-tax loss of $15.0 million due to the write-off of regulatory disallowances and restructuring costs at PNM. If that loss was excluded, the Ratio of Earnings to Fixed Charges would have been 2.37 for 2016.
(4)	Earnings before income taxes and non-controlling interest for the year ended December 31, 2015 includes a pre-tax loss of $167.5 million due to the write-off of regulatory disallowances and restructuring costs at PNM. If that loss was excluded, the Ratio of Earnings to Fixed Charges would have been 2.50 for 2015.
(5)	Earnings before income taxes and non-controlling interest for the year ended December 31, 2014 includes a pre-tax loss of $1.1 million due to the write-off of regulatory disallowances at PNM. If that loss was excluded, the Ratio of Earnings to Fixed Charges would have been 2.42 for 2014.
(6)	Earnings before income taxes and non-controlling interest for the year ended December 31, 2013 includes a pre-tax loss of $12.2 million due to the write-off of regulatory disallowances at PNM. If that loss was excluded, the Ratio of Earnings to Fixed Charges would have been 2.29 for 2013.

USE OF PROCEEDS

Each prospectus supplement will describe the uses of the proceeds from our issuances and sales of securities offered by that prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

General

The following description sets forth certain general terms and provisions of our debt securities. When we offer our debt securities in the future, a prospectus supplement will explain the particular terms of those debt securities and the extent to which any of these general provisions will not apply. You should read this prospectus and any applicable prospectus supplement before you make any investment decision. We may issue one or more series of debt securities directly to the public or as part of a purchase unit from time to time. We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the debt securities described in this prospectus.

The debt securities will be our direct unsecured general obligations. We may issue the debt securities from time to time in one or more series under an indenture dated as of March 15, 2005 between us and MUFG Union Bank, N.A. (formerly known as Union Bank, N.A.) (ultimate successor to JPMorgan Chase Bank, N.A.), as trustee (the ‘‘Trustee’’). This indenture, as it may be amended and supplemented from time to time, is referred to in this prospectus as the ‘‘Indenture.’’

We have summarized selected provisions of the Indenture below. You should read this summary together with the Indenture, any supplemental indentures or other documents establishing the debt securities for a complete understanding of the provisions that may be important to you. The following description of the debt securities and the Indenture is qualified by reference to the Indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. References to certain sections in parentheses below are references to sections of the Indenture. Whenever particular provisions or defined terms in the Indenture are referred to under this ‘‘Description of Debt Securities,’’ such provisions or defined terms are incorporated by reference herein. The Indenture is qualified under the Trust Indenture Act of 1939. You should refer to the Trust Indenture Act of 1939 for provisions that apply to the debt securities.

There is no requirement under the Indenture that our future issuances of debt securities be issued exclusively under the Indenture and we will be free to employ other indentures or documentation containing provisions different from those included in the Indenture or applicable to one or more issuances of debt securities in connection with future issuances of other debt securities. Nonetheless, the debt securities registered under the registration statement of which this prospectus is a part will only be issued either pursuant to the Indenture or pursuant to an indenture (or a form thereof) that is filed with the SEC in connection with the offering of the debt securities.

The Indenture provides that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series for issuances of additional debt securities of that series. Unless otherwise described in the applicable prospectus supplement, the Indenture does not limit the aggregate amount of debt, including secured debt, we or our subsidiaries may incur.

The Indenture does not currently contain any restriction on the payment of dividends or any financial covenants. However, the supplemental indenture for any series of debt securities may contain such restrictions. The prospectus supplement related to such debt securities will describe such restrictions and the protections, if any, that such restrictions provide the holders of the debt securities in the event of a highly leveraged transaction involving us that may adversely affect the holders of the debt securities.

Ranking

The debt securities will be our direct unsecured general obligations and will rank equally with all of our other unsubordinated debt. As of December 31, 2017, PNMR, exclusive of its subsidiaries, had $565.7 million of outstanding short-term and long-term debt that would have ranked equally with the debt securities.

We are a holding company and derive substantially all of our income from our operating subsidiaries. As a result, our cash flows and consequent ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of intercompany indebtedness) to us or to otherwise pay amounts due with respect to the debt securities or to make specific funds available for such payments. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. The debt securities will be effectively subordinated to the claims of all creditors, including trade creditors and tort claimants, of our subsidiaries. In the event of the bankruptcy, insolvency, liquidation or reorganization of the business of one of our subsidiaries, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the debt securities. As of December 31, 2017, our subsidiary PNM had $11.5 million aggregate stated value of cumulative preferred stock outstanding and $1,705.7 million aggregate principal amount of short-term and long-term debt outstanding, all of which was unsecured. As of December 31, 2017, our subsidiary TNMP had $465.5 million aggregate principal amount of secured short-term and long-term debt outstanding.

The Indenture provides that payment of principal, premium and interest on any debt security issued under the Indenture shall be made solely from the assets of PNMR and not from any assets of utility subsidiaries. (See Section 1.14)

Provisions of a Particular Series

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to that offering. These terms will include any of the following terms that apply to that series:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the person or persons to whom interest payments are made, if other than the registered holder;

•	the date or dates on which the principal of the debt securities will be payable, how the dates will be determined and whether the stated maturity may be extended;

•	the rate or rates at which the debt securities will bear interest, if any, and how the rate or rates will be determined;

•	the date or dates from which interest on the debt securities will accrue, the interest payment dates on which interest will be paid, and the record dates for the interest payments;

•	the right, if any, to extend the interest payment periods for the debt securities and the duration of the extension;

•	the place or places at which or methods by which payments will be made;

•	whether we have the option to redeem the debt securities and, if so, the terms of our redemption option;

•	any sinking fund or other provisions or options held by holders of the debt securities that would obligate us to repurchase or otherwise redeem the debt securities;

•	if the debt securities will be issued in denominations other than $1,000 and integral multiples thereof;

•	any index or formula used for determining principal, premium or interest;

•	any collateral, security, assurance or guarantee applicable to a series of debt securities;

•	the currency or currencies in which payments will be made if other than United States dollars, and the manner of determining the equivalent of those amounts in United States dollars;

•	if payments may be made on any of the debt securities, at our election or at the holder’s election, in a currency or currencies other than that in which the debt securities are stated to be payable, then the currency or currencies in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

•	if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount as of any such date or the manner of determining such amount;

•	whether the provisions described below under ‘‘Discharge, Defeasance and Covenant Defeasance’’ will apply to the debt securities;

•	whether the debt securities will be issuable as global securities and, if so, the securities depositary;

•	any changes or additions to the events of default under the Indenture or changes or additions to our covenants under the Indenture; and

•	any other terms of the debt securities not inconsistent with the terms of the Indenture.

(See Section 3.01)

All debt securities of any one series will be substantially identical except as to denomination and except as may otherwise be determined in the manner provided for in the Indenture. (See Section 3.01)

Debt securities may be issued and sold at a substantial discount below their stated principal amount. If applicable, the prospectus supplement will describe any special United States federal income tax consequences and other considerations which apply to senior debt securities issued at a discount or to any securities denominated or payable in a foreign currency or currency unit.

Redemption

We will set forth any terms for the redemption of any debt securities in the applicable prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, the debt securities will be redeemable upon notice by mail to the holders between 30 and 60 days prior to the redemption date. If less than all of the debt securities of any series are to be redeemed, the Trustee will select the debt securities to be redeemed from the outstanding debt securities of such series or tranche, not previously called for redemption. In the absence of any provision for selection, the Trustee will choose a method of random selection as it deems fair and appropriate. (See Sections 11.03 and 11.04)

The debt securities will cease to bear interest on the redemption date assuming we redeem them. We will pay the redemption price and any accrued interest once the debt securities are surrendered for redemption. (See Section 11.06) If only part of a debt security is redeemed, the Trustee will deliver to you a new debt security of the same series for the remaining portion without charge. (See Section 11.07)

We may make any redemption, at our option, conditional upon the receipt by the paying agent or agents, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent or agents have not received the money by the date fixed for redemption, we will not be required to redeem the debt securities. (See Section 11.04)

Payment

Except as may be provided in the applicable prospectus supplement, interest, if any, on each debt security payable on each interest payment date will be paid to the person in whose name the debt security is registered as of the close of business on the regular record date for the interest payment date. If there has been a default in the payment of interest on any debt security, the defaulted interest may be paid to the holder of that debt security as of the close of business on a date to be fixed by the Trustee, which will be between 10 and 15 days prior to the date we proposed for payment of the defaulted interest, and not less than 10 days after receipt by the Trustee of the notice of the proposed payment. The defaulted interest may also be paid in any other manner permitted by any securities exchange on which that debt security may be listed, if the Trustee finds it practicable. (See Section 3.07)

Registration of Transfer and Exchange

Unless otherwise specified in the prospectus supplement applicable to any series of debt securities, subject to any limitations on the transfer of global securities, the transfer of the debt securities may be registered, and the debt securities may be exchanged for other debt securities of the same series, of authorized denominations and with the same terms and principal amount, at the corporate trust office of the Trustee. We may change the place for registration of transfer and exchange of the debt securities and may designate additional places for registration and exchange. Unless otherwise provided in the prospectus supplement applicable to any series of debt securities, no service charge will be made for any transfer or exchange of the debt securities. However, we may require payment to cover any tax or other governmental charge that may be imposed. We will not be required to execute or to provide for the registration of transfer of, or the exchange of:

•	any debt security during a period of 15 days prior to giving any notice of redemption; or

•	any debt security selected for redemption except the unredeemed portion of any debt security being redeemed in part.

(See Section 3.05)

Restrictions on Mergers and Sale of Assets

Under the terms of the Indenture, we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets substantially as an entirety to any entity or individual, unless:

•	the surviving or successor entity is organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and it expressly assumes our obligations on all debt securities and under the Indenture;

•	immediately after giving effect to the transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing; and

•	we deliver to the Trustee an officers’ certificate and an opinion of counsel as to compliance with the foregoing.

(See Section 8.01)

Discharge, Defeasance and Covenant Defeasance

The Indenture provides that we may be:

•	discharged from our obligations, with certain limited exceptions, with respect to any particular series of debt securities, as described in the Indenture, such a discharge being called a ‘‘defeasance’’ in this prospectus; and

•	released from our obligations under certain restrictive covenants especially established with respect to any particular series of debt securities, including the covenants described above under ‘‘Restrictions on Mergers and Sale of Assets’’ and any additional covenants set forth in the applicable prospectus supplement, such a release being called a ‘‘covenant defeasance’’ in this prospectus.

(See Sections 13.02 and 13.03)

We must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those debt securities on the maturity dates of those payments or upon redemption. In addition, we will be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance or covenant defeasance will not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes, and that such holders will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and related defeasance or covenant defeasance were not to occur. In the case of a defeasance, that opinion of counsel must be based upon a ruling from the Internal Revenue Service or a change in federal income tax law. (See Section 13.04)

Modification of the Indenture

We and the Trustee may enter into one or more supplemental indentures without the consent of any holder of the debt securities for certain specified purposes, including:

•	to evidence the assumption by any permitted successor of our covenants in the Indenture and in the debt securities;

•	to add to our existing covenants or to surrender any of our rights or powers under the Indenture;

•	to add additional events of default;

•	to add to or change any of the provisions to such extent necessary for the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•	to change, eliminate, or add any provision to the Indenture; provided, however, if the change, elimination, or addition will adversely affect the interests of the holders of the debt securities of any particular series in any material respect, that change, elimination, or addition will become effective only:

•	when the consent of the holders of a majority in aggregate principal amount of the debt securities of that series has been obtained in accordance with the Indenture; or

•	when no debt securities of the affected series remain outstanding under the Indenture;

•	to secure the debt securities;

•	to establish the form or terms of the debt securities of any other series as permitted by the Indenture;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for or facilitate the administration of the trust by more than one trustee; or

•	to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the Indenture; provided that the action will not adversely affect the interests of the holders of the debt securities of any particular series in any material respect.

(See Section 9.01)

If the Trust Indenture Act of 1939 is amended after the date of the Indenture to require changes to the Indenture, the Indenture will be deemed to be amended so as to conform to that amendment of the Trust Indenture Act of 1939. We and the Trustee may, without the consent of any of the holders, enter into one or more supplemental indentures to evidence that amendment. (See Section 9.01)

The consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding, considered as one class, is required for all other modifications to the Indenture. However, if less than all of the series of debt securities outstanding are directly affected by a proposed supplemental indenture, then only the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series that are directly affected will be required. No amendment or modification may:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the date that any principal or interest is due and payable on any debt security, without the consent of the holder;

•	reduce the percentage in principal amount of the outstanding debt security of any particular series the consent of which is required for any supplemental indenture or any waiver of compliance with a provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

•	modify certain provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the debt securities of any particular series, without, in each case, the consent of the holder of each outstanding debt security affected thereby.

(See Section 9.02)

A supplemental indenture which changes the Indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of the debt securities of one or more series, will not affect the rights under the Indenture of the holders of the debt securities of any other series. (See Section 9.02)

The Indenture provides that the debt securities owned by us or anyone else required to make payment on the debt securities will be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (See Section 1.01)

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such ‘‘act’’ or action of the holders, in certain situations. If the record date is fixed, the holders of the outstanding debt securities of the relevant series on that record date, and no other holders, will be entitled to take or revoke the relevant action, whether or not those holders remain holders after that record date. No action, however, will be effective unless taken on or prior to the applicable expiration date by holders of the requisite principal amount of the outstanding debt securities of that series on that record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same debt securities and the holder of every debt security issued upon the registration of transfer of or in exchange of those debt securities. A transferee will be bound by our acts or those of the Trustee taken in reliance thereon, whether or not notation of that action is made upon that debt security.

(See Section 1.04)

Events of Default

‘‘Event of default’’ when used in the Indenture with respect to any particular series of debt securities, means any of the following:

•	failure to pay interest on any debt security of the applicable series for 60 days after it is due;

•	failure to pay the principal of or premium on any debt security of the applicable series when due (whether at maturity or upon earlier redemption);

•	failure to pay the deposit of any sinking fund payment, when and as due by the terms of the applicable series;

•	failure to perform any other covenant in the Indenture, other than a covenant that does not relate to that series of debt securities, that continues for 90 days after we receive written notice from the Trustee, or we and the Trustee receive a written notice from the holders of a majority in principal amount of the debt securities of such series; however, the Trustee or the Trustee and such holders, as applicable, can agree to an extension of the 90-day period and this extension will be automatic if we are diligently pursuing action to correct the default;

•	certain events related to our bankruptcy, insolvency or reorganization; or

•	any other event of default provided with respect to the debt securities of that series.

(See Section 5.01)

Remedies

Acceleration of Maturity

If an event of default with respect to any one series of debt securities occurs and continues, either the Trustee or the holders of a majority in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series to be due and payable immediately. However, if the event of default is applicable to more than one series of debt securities, the Trustee or the holders of a majority in principal amount of all the outstanding debt securities of all series, considered as one class, and not the holders of any one series, may make a declaration of acceleration. (See Section 5.02)

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the event of default giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be automatically rescinded and annulled if:

•	we have paid or deposited with the Trustee a sum sufficient to pay:

•	all overdue interest on all the debt securities of the series;

•	the principal of and premium, if any, on any debt securities of the series which have otherwise become due and interest, if any, that is currently due;

•	interest, if any, on overdue interest (to the extent lawful);

•	all amounts due to the Trustee under the Indenture; and

•	any other event of default with respect to the debt securities of that series has been cured or waived as provided in the Indenture.

(See Section 5.02)

The holders of a majority in principal amount of the outstanding debt securities of any particular series may on behalf of the holders of all the debt securities of that series waive any past default under the Indenture with respect to that series and its consequences, except a default:

•	in the payment of the principal of or any premium or interest on any debt security of that series, or

•	in respect of a covenant or provision of the Indenture which cannot be modified or amended by supplemental indenture without the consent of the holder of each outstanding debt security of the series affected.

However, if a default occurs and continues with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, has the right to waive the default, and not the holders of the debt securities of any one such series. Upon any waiver, the default ceases to exist, and any and all events of default arising therefrom is deemed to have been cured, for every purpose of the Indenture; but no waiver will extend to any subsequent or other default or impair any right consequent thereon. (See Section 5.13)

Right to Direct Proceedings

If an event of default with respect to any particular series of debt securities occurs and continues, the holders of a majority in principal amount of the outstanding debt securities of that series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of that series. However, if an event of default occurs and continues with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, have the right to make the direction, and not the holders of the debt securities of any one of such series. In either case, the Indenture further provides that:

•	such direction will not be in conflict with any rule of law or with the Indenture;

•	the Trustee may take any other action deemed proper by the Trustee and not inconsistent with such direction, and

•	subject to the provisions of the Indenture the Trustee will have the right to decline to follow any direction if the Trustee in good faith determines that the proceeding so directed would involve the Trustee in personal liability.

(See Section 5.12)

Limitation on Right to Institute Proceedings

No holder of debt securities of any particular series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or Trustee, or for any other remedy under the Indenture, unless:

•	the holder has previously given to the Trustee written notice of a continuing event of default;

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made a written request to the Trustee;

•	such holder or holders have offered reasonable indemnity to the Trustee to institute proceedings; and

•	the Trustee has failed to institute any proceeding for 60 days after notice and has not received any direction inconsistent with the written request of the holders during that period.

(See Section 5.07)

No Impairment of Right to Receive Payment

The limitations on the right to institute proceedings, however, do not apply to a suit by a holder of a debt security for payment of the principal of or premium, if any, or interest if any, on that debt security on or after the applicable due date. (See Section 5.08)

Annual Notice to Trustee

We will provide to the Trustee an annual statement by an appropriate officer as to whether we are in default in the performance and observance of any of the terms, provisions and conditions of the Indenture. (See Section 10.04)

Notices

Notices to holders of the debt securities will be given by mail to the holders at the addresses that appear in the security register. (See Section 1.06)

Title

We, the Trustee, and any of our agents or the agents of the Trustee, may treat the person in whose name the debt securities are registered as the absolute owner thereof, whether or not such debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (See Section 3.08)

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (See Section 1.12)

Regarding the Trustee

The Trustee is MUFG Union Bank, N.A. (formerly known as Union Bank, N.A.) (ultimate successor to JPMorgan Chase Bank, N.A.). In addition to acting as Trustee, MUFG Union Bank, N.A. and its affiliates act, and may act, as Trustee under our and/or our affiliates’ other various indentures and trusts. We and our affiliates also maintain credit and liquidity facilities and conduct other banking transactions with affiliates of the Trustee in the ordinary course of our businesses.

The Trustee may resign at any time by giving us written notice or be removed at any time by an act of the holders of a majority in principal amount of any particular series of debt securities then outstanding delivered to the Trustee and us. In addition, provided that no event of default has occurred or is continuing, we may appoint a new trustee upon delivering to the Trustee a resolution of our board of directors appointing a successor trustee and the successor’s acceptance of our appointment. In this case, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. In any event, the resignation or removal of the Trustee, and no appointment of a successor trustee, will be effective until the acceptance of appointment by a successor trustee. (See Section 6.10)

The Trustee will perform only those duties that are specifically set forth in the Indenture unless an event of default under the Indenture occurs and continues. In case an event of default occurs and continues, the Trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs. (See Section 6.01)

Book-Entry Issuance

Unless otherwise provided in a prospectus supplement, we will issue debt securities of each series in the form of one or more fully registered global securities. The global securities will be deposited with the Trustee under the Indenture as custodian for the depositary, which will be The Depository Trust Company or another depositary identified in a prospectus supplement, and registered in the name of the depositary or its nominee.

Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee of the depositary to the depositary or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

Investors may hold their beneficial interests in the global securities directly through the depositary if they have an account with the depositary or indirectly through organizations that have accounts with the depositary.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following descriptions of our common stock and preferred stock and the relevant provisions of the articles of incorporation of PNM Resources, as amended through October 27, 2008 (our “Articles of Incorporation”), and by-laws are summaries and are qualified by reference to our Articles of Incorporation filed with the SEC as an exhibit to our Current Report on Form 8-K filed November 21, 2008 and the by-laws previously filed with the SEC as an exhibit to our Current Report on Form 8-K filed October 25, 2017. The following also summarizes certain applicable provisions of the New Mexico Business Corporation Act and the New Mexico Public Utility Act and those summaries are qualified by reference to those Acts.

General

Our authorized capital stock consists of 120,000,000 shares of common stock, no par value and 10,000,000 shares of preferred stock, no par value, of which 500,000 shares have been designated Convertible Preferred Stock, Series A, which we refer to in this prospectus as “Series A Preferred Stock”. As of December 31, 2017, 79,653,624 shares of our common stock and no shares of our Series A Preferred Stock were outstanding. Each share of Series A Preferred Stock is convertible at the option of the holder at any time into 10 shares of common stock, subject to certain anti-dilution adjustments.

Dividend Rights with Respect to Our Common Stock and Series A Preferred Stock

After giving effect to any prior rights of our Series A Preferred Stock, and any other series of preferred stock that should become outstanding, we will pay dividends on our common stock as determined by our Board of Directors (the “Board”) out of legally available funds. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.

Unless waived by the holders of at least two-thirds of the number of then outstanding shares of Series A Preferred Stock, no dividend on our common stock shall be declared unless a dividend on the Series A Preferred Stock is declared and paid at the same time in an amount equal to the dividend that would be received by a holder of the number of shares (including fractional shares) of common stock into which such Series A Preferred Stock is convertible on the record date for such dividend.

Voting Rights with Respect to Our Common Stock and Series A Preferred Stock

Holders of common stock are entitled to one vote for each share held by them on all matters submitted to our shareholders. Holders of our common stock do not have cumulative voting rights in the election of directors. The New Mexico Business Corporation Act and our Articles of Incorporation and by-laws generally require the affirmative vote of a majority of the shares represented at a shareholder meeting and entitled to vote for shareholder action, including the election of directors. Under the New Mexico Business Corporation Act, some corporate actions, including amending the articles of incorporation and approving a plan of merger, consolidation or share exchange, require the affirmative vote of a majority of the outstanding shares entitled to vote, which could include, in certain circumstances, classes of preferred stock.

Our Articles of Incorporation limit the Board to designating voting rights for series of preferred stock only (1) when we fail to pay dividends on the applicable series of preferred stock, (2) when proposed changes to the Articles of Incorporation would adversely impact preferred shareholders’ rights and privileges and (3) if the Board issues a new series of preferred stock convertible into common stock and confers upon the holders of such convertible preferred stock the right to vote as a single class with holders of common stock on all matters submitted to a vote of holders of common stock at a meeting of shareholders other than for election of directors, with the same number of votes as the number of shares of common stock into which the shares of such preferred stock are convertible, provided that at all times the aggregate preferred stock outstanding with such voting rights is convertible into no more than 12 million shares of common stock.

Holders of each outstanding share of Series A Preferred Stock are entitled to vote as a single class with holders of our common stock on all matters except the election of directors. Without first obtaining the consent or approval of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, we cannot amend any provisions of our Articles of Incorporation in a manner that would have an adverse impact on the rights and privileges of the Series A Preferred Stock. Holders of our outstanding shares of Series A Preferred Stock are entitled to the number of votes corresponding to the number of shares of common stock into which such shares of Series A Preferred Stock are convertible on the record date for determining shareholders entitled to vote.

Our Articles of Incorporation do not allow our directors to create classes of directors. All directors are elected annually.

Liquidation Rights with Respect to Our Common Stock and Series A Preferred Stock

In the event we are liquidated or dissolved, either voluntarily or involuntarily, each share of Series A Preferred Stock is entitled to a liquidation preference of $1.00 per share. After that claim is satisfied, holders of our common stock are entitled to, ratably, an amount equal to $1.00, divided by the number of shares of common stock into which a share of Series A Preferred Stock is then convertible, and multiplied by the number of shares of common stock then outstanding. After that claim is satisfied, all remaining assets will be distributed to the holders of the Series A Preferred Stock and common stock ratably on the basis of the number of shares of outstanding common stock and, in the case of the Series A Preferred Stock, the number of shares of common stock into which the outstanding shares of Series A Preferred Stock are then convertible. The rights of the holders of our common stock to share ratably (according to the number of shares held by them) in the distribution of remaining assets will also be subject to the liquidation preferences and other rights of any additional series of preferred stock that we may issue in the future.

Preemptive Rights with Respect to Our Common Stock and Series A Preferred Stock

Neither the holders of our common stock nor the holders of our Series A Preferred Stock have a preemptive right to purchase shares of our authorized but unissued shares, or securities convertible into shares or carrying a right to subscribe to or acquire shares, except under the terms and conditions as may be provided by our Board in its sole judgment.

As discussed above, each share of Series A Preferred Stock is convertible at the option of the holder at any time into 10 shares of common stock, subject to certain anti-dilution adjustments.

Listing

Our common stock is listed on the New York Stock Exchange under the “PNM” symbol.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. 250 Royall Street, Canton, MA 02021.

Preferred Stock

Our Board is authorized, pursuant to our Articles of Incorporation, by resolution to provide for the issuance of up to 10,000,000 shares of preferred stock in one or more series and to fix, from time to time before issuance:

•	the serial designation, authorized number of shares and the stated value;

•	the dividend rate, if any, the date or dates on which the dividends will be payable, and the extent to which the dividends may be cumulative;

•	the price or prices at which shares may be redeemed, and any terms, conditions and limitations upon any redemption;

•	the amount or amounts to be received by the holders in the event of our dissolution, liquidation, or winding up;

•	any sinking fund provisions for redemption or purchase of shares of any series;

•	the terms and conditions, if any, on which shares may be converted into, or exchanged for, shares of other capital stock, or of other series of preferred stock; and

•	the voting rights, if any, for the shares of each series, limited to circumstances (1) when we fail to pay dividends on the applicable series of preferred stock, (2) when proposed changes to the Articles of Incorporation would adversely impact preferred shareholders’ rights and privileges and (3) if the Board issues a new series of preferred stock convertible into common stock and confers upon the holders of such convertible preferred stock the right to vote as a single class with holders of common stock on all matters submitted to a vote of holders of common stock at a meeting of shareholders other than for election of directors, with the same number of votes as the number of shares of common stock into which the shares of such preferred stock are convertible, provided that at all times the aggregate preferred stock outstanding with such voting rights is convertible into no more than 12 million shares of common stock. Currently, of the 10,000,000 authorized shares of preferred stock, 500,000 have been designated as Series A Preferred Stock, and no Series A Preferred Stock shares have been issued and are outstanding.

Prior to the issuance of shares of each series of our preferred stock, our Board is required to adopt resolutions and file articles of amendment with the New Mexico Public Regulation Commission. The certificate of amendment will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares subject to the limitations set forth above.

All shares of preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. We are not required by the New Mexico Business Corporation Act to seek shareholder approval prior to any issuance of authorized but unissued stock and our Board does not currently intend to seek shareholder approval prior to any issuance of authorized but unissued stock, unless otherwise required by law or the listing requirements of the New York Stock Exchange.

Certain Other Matters

Our Articles of Incorporation and by-laws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in our control. The material provisions that may have such an effect include:

•	authorization for our Board to issue our preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights, within the limitations described above, and the extent of the preferences of the shares of any series with respect to dividends and other matters);

•	advance notice procedures with respect to any proposal other than those adopted or recommended by our Board; and

•	provisions specifying that only a majority of the Board, the chairman of the Board, the president or holders of not less than one-tenth of all our shares entitled to vote may call a special meeting of stockholders.

Under the New Mexico Public Utility Act, approval of the New Mexico Public Regulation Commission is required for certain transactions which may result in our change in control or exercise of control.

DESCRIPTION OF WARRANTS

This section describes the general terms of the warrants that we may offer and sell by this prospectus. This prospectus and any applicable prospectus supplement will contain the material terms and conditions for each warrant. The applicable prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase debt securities, common stock or preferred stock. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of the warrants.

Debt Warrants

We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

Any debt warrants will be issued under debt warrant agreements to be entered into between us and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus. A copy of the debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, will be filed with the SEC in connection with the offering of the debt warrants.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;

•	the initial offering price;

•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	anti-dilution provisions of the debt warrants, if any;

•	redemption or call provisions, if any, applicable to the debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the applicable indenture.

Equity Warrants

We may issue warrants for the purchase of our equity securities such as our preferred stock or common stock. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

Any equity warrants will be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus. A copy of the equity warrant agreement, including a form of equity warrant certificate representing the equity warranty, will be filed with the SEC in connection with the offering of the equity warrants.

The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;

•	the initial offering price;

•	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

•	if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

•	anti-dilution provisions of the equity warrants, if any;

•	redemption or call provisions, if any, applicable to the equity warrants; and

•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS

This section describes the general terms of the securities purchase contracts that we may offer and sell by this prospectus. This prospectus and any prospectus supplement will contain the material terms and conditions for each securities purchase contract. A prospectus supplement may add, update or change the terms and conditions of the securities purchase contracts as described in this prospectus.

We may issue securities purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or preferred stock or a specified number of equity warrants, at a future date or dates, or a variable number of shares of common stock or preferred stock or a variable number of equity warrants for a stated amount of consideration. The price per share or per equity warrant and the number of shares of common stock or preferred stock or the number of equity warrants may be fixed at the time the securities purchase contracts are issued or may be determined by reference to a specific formula set forth in the securities purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares of common stock or preferred stock or the number of equity warrants issuable pursuant to the securities purchase contracts upon certain events.

We also may issue securities purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified principal amount of debt securities or debt warrants at a future date or dates. The purchase price and the interest rate may be fixed at the time the securities purchase contracts are issued or may be determined by reference to a specific formula set forth in the securities purchase contracts.

The securities purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid securities purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original securities purchase contract.

The applicable prospectus supplement will describe the general terms of any securities purchase contracts and, if applicable, prepaid securities purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to:

•	the securities purchase contracts;

•	the collateral arrangements and depositary arrangements, if applicable, relating to such securities purchase contracts; and

•	if applicable, the prepaid securities purchase contracts and the document pursuant to which such prepaid securities purchase contracts will be issued.

Material United States federal income tax considerations applicable to the securities purchase contracts also will be discussed in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Units also may include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units, which documents will be filed with the SEC in connection with the offering of any units.

PLAN OF DISTRIBUTION

We may sell the securities, in or outside of the United States, to underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. The applicable prospectus supplement will contain specific information relating to the terms of the offering, including, to the extent not otherwise included in the prospectus:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities;

•	our net proceeds from the sale of the securities;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

By Underwriters

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account. Underwriters may offer the securities directly or through underwriting syndicates represented by one or more managing underwriters. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price, which may be changed, at market prices prevailing at the time of the sale, at prices based on prevailing market prices or at negotiated prices. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions.

By Dealers

If dealers are used in the sale, unless otherwise specified in the applicable prospectus supplement, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will contain more information about the dealers, including the names of the dealers and the terms of our agreement with them.

By Agents and Direct Sales

We may sell the securities directly to the public, without the use of underwriters, dealers or agents. We may also sell the securities through agents we designate from time to time. The applicable prospectus supplement will contain more information about the agents, including the names of the agents and any commission we agree to pay the agents.

We also may engage a broker-dealer from time to time to act as agent or principal for the offer of the securities in one or more placements pursuant to a distribution agreement. If we and the broker-dealer agree, we will sell to the broker-dealer as agent or as principal, and the broker-dealer will seek to solicit offers to purchase on an agency basis and/or will purchase on a principal basis, the securities. The number and purchase price (less an underwriting discount) of the securities we sell to the broker-dealer will be mutually agreed on the relevant trading day. The securities sold under the distribution agreement will be sold at prices related to the prevailing market price for such securities, and therefore exact figures regarding the price, proceeds that will be raised or commissions to be paid will be described in a prospectus supplement to this prospectus or in other filings made in accordance with and as permitted by the Securities Act and the Exchange Act. The broker-dealer may make sales of the securities pursuant to the distribution agreement in privately negotiated transactions and/or any other method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act including sales made on the New York Stock Exchange, the current trading market for our common stock.

General Information

Underwriters, dealers and agents that participate in the distribution of the securities may be deemed underwriters as defined in the Securities Act, and any discounts or commissions we pay to them and any profit made by them on the resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents will be identified and their compensation from us will be described in the applicable prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may agree with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses. We will describe in the applicable prospectus supplement naming the underwriters, dealers or agents, the nature of any material relationship between us and the underwriters, dealers or agents, respectively.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Leonard D. Sanchez, Esq., Associate General Counsel of PNMR, and, unless otherwise indicated in the applicable prospectus supplement, certain other matters will be passed upon for us by Troutman Sanders LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the applicable prospectus supplement relating to such offering. As of December 31, 2017, Mr. Sanchez held 5,206 shares of PNMR common stock (pursuant to the vesting of restricted stock rights) and 1,995 restricted stock rights (which vest in equal annual installments over a three-year period from the respective grant date).

EXPERTS

The consolidated financial statements and schedules of PNM Resources, Inc. as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PNM Resources, Inc.

$                         % Senior Notes due 2021

PROSPECTUS SUPPLEMENT

             , 2018

Joint Book-Running Managers

Wells Fargo Securities	MUFG